Exhibit 99.1

NEWS ANNOUNCEMENT

Webcast/Conference Call TODAY, Monday, July 22 at 8:00 a.m. ET

WEBCAST LINK:	www.carmikeinvestors.com (archived for 30 days)

CALL DIAL-IN:	800/759-0876 or 212/231-2929 (international callers)

CALL REPLAY:	800/633-8284 or 402/977-9140; passcode: 21662221 (through July 29)

Carmike Cinemas Second Quarter Revenue Rises 25.8% to a Record $170.5 Million

COLUMBUS, Georgia – July 22, 2013 – Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading entertainment, digital cinema and 3-D motion picture exhibitor, today reported results for the three and six months period ended June 30, 2013, as summarized below.

Summary Financial Data

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2013	2012	2013	2012
Total revenue	$170.5	$135.5	$300.6	$265.5
Operating income	23.4	16.1	26.7	30.6
Interest expense	12.3	8.6	24.6	16.9
Theatre level cash flow, excluding acquisition-related expenses (1)(2)	39.8	29.5	62.7	58.5
Net income	6.7	1.2	0.9	4.4
Adjusted net income, excluding acquisition-related expenses(1)(2)	6.9	3.7	3.4	8.0
Adjusted EBITDA, excluding acquisition-related expenses(1)(2)	34.0	24.3	51.4	48.4

(in millions)	June 30, 2013	Dec. 31, 2012
Total debt(1)	$433.0	$434.7
Net debt(1)	$349.3	$366.2

(1)	Theatre level cash flow, adjusted net income, adjusted EBITDA, total debt and net debt are supplemental non-GAAP financial measures. Reconciliations of theatre level cash flow and adjusted EBITDA to net income and adjusted net income to net income for the three and six months ended June 30, 2013 and 2012, as well as a schedule of total debt and net debt as of June 30, 2013 and December 31, 2012, are included in the supplementary tables accompanying this news announcement.
(2)	Theatre level cash flow, adjusted net income and adjusted EBITDA exclude merger and acquisition-related expenses during the three and six months ended June 30, 2013.

Carmike Cinemas’ President and Chief Executive Officer David Passman stated, “The benefits of our expanded geographic scale combined with the ongoing execution of our strategies to deliver exceptional service at an attractive value to Carmike’s movie-going patrons helped us achieve impressive year-over-year growth during the second quarter in total revenue, adjusted EBITDA and theatre level cash flow. Second quarter admissions revenues grew 24.7% year-over-year and 13.9% on a per screen basis, significantly outperforming the domestic cinema industry increase of 7.8%. Beyond the strong gains we generated in admissions receipts, second quarter concessions and other revenue per patron increased 6.9% to a new all-time record, extending Carmike’s year-over-year per patron spending growth to 14 consecutive quarters.

“Carmike’s second quarter performance reinforces our view that adding further diversification and scale to our theatre circuit brings strong operating leverage to the Company’s business model, driving increased value for all stakeholders. For that reason, we remain committed to our goal of further expanding Carmike’s footprint to 300 locations and 3,000 screens.

“The second quarter was an active and productive period for the cinema exhibition industry and while we are only a little over three weeks into Q3, the industry has continued to generate positive results at the box office and we remain optimistic about the back half of 2013.

“We continue to explore opportunities to grow the circuit and are pleased to have announced the purchase of three theatres from Cinemark last week as well as the completion of our new build-to-suit theatre in Winchester, VA in late June. As a result of the purchase from Cinemark, we are adding our 8th IMAX screen to the circuit. Combined with our 19th Big D auditorium opening in Winchester, our circuit now has 27 premium large-format auditoriums.”

Theatre Performance Statistics

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2013	2012	2013	2012
Average theatres	244	234	245	234
Average screens	2,468	2,253	2,476	2,251
Average attendance per screen(1)	6,054	5,583	10,731	10,984
Average admission per patron(1)	$7.22	$6.91	$7.13	$6.88
Average concessions/other sales per patron(1)	$4.19	$3.92	$4.19	$3.92
Total attendance (in thousands)(1)	14,941	12,580	26,561	24,764
Total operating revenue (in thousands)	$170,473	$135,533	$300,567	$265,500

(1)	Includes activity from theatres designated as discontinued operations and reported as such in the consolidated statements of operations.

Carmike Cinemas’ Chief Financial Officer Richard B. Hare stated, “Carmike’s average Q2 admissions per patron increased 4.5% to $7.22, primarily due to price increases and an uplift from recent acquisitions. Average concessions and other revenue per patron rose 6.9% to $4.19. In aggregate, per patron spending rose 5.4% to a record $11.41, up from $10.83 a year earlier.

“We continue to trade margin percentage for margin dollars as our concessions and other revenue margin increased to $54.9 million in the 2013 period from $43.6 million in the 2012 period. As a percentage of concessions and other revenues, concessions costs for the quarter were 12.3%, compared to 11.2% in the comparable quarter. The increase is due primarily to an increase in the cost of concession supplies and increased discounts and other promotional activities. Film exhibition costs as a percentage of admissions revenue increased 90 basis points to 56.7%.

“As a percentage of total operating revenues, other theatre operating expenses decreased from 38.6% in Q2 2012 to 36.2% in Q2 2013. Other theatre operating expenses increased to $61.8 million for the three months ended June 30, 2013, compared to $52.3 million for the same period in 2012, largely a reflection of the 9.5% increase in Carmike’s average screen count. General and administrative expenses were $6.0 million for the three months ended June 30, 2013, compared to $5.2 million for the same period in 2012, primarily due to costs associated with ongoing merger and acquisition activities.

“Second quarter theatre level cash flow rose 35.0% to $39.8 million and adjusted EBITDA increased 39.8% to $34.0 million. Our Q2 adjusted EBITDA margin rose to 20.0%, versus 18.0% in the prior year period. We believe these results again demonstrate that Carmike is successfully managing both fixed and variable costs and we remain focused on taking additional steps that can further enhance value by deploying free cash flow to grow our business, while maintaining a modest leverage profile.”

Supplemental Financial Measures

Theatre level cash flow, EBITDA, adjusted EBITDA, adjusted net income, total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Carmike defines theatre level cash flow as adjusted EBITDA, as defined below, plus general and administrative expenses. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. Adjusted net income is defined as net income plus impairment of long-lived assets, loss on extinguishment of debt, (gain) loss on sale of property and equipment, lease termination charges, severance agreement charges and merger and acquisition-related expenses, net of tax. Carmike believes adjusted net income is an important supplemental measure of operating performance for a motion picture exhibitor because it provides a measure of core operations. Total debt is defined as the sum of current maturities of capital leases and long-term financing obligations, long-term debt and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. EBITDA is defined as net income plus income tax expense, interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus (income) loss from unconsolidated affiliates, (income) loss from discontinued operations, loss on extinguishment of debt, lease termination charges, severance agreement chargers, merger and acquisition-related expenses, (gain) loss on sale of property and equipment, and impairment of long-lived assets. Carmike believes that EBITDA and adjusted EBITDA are important supplemental measures of operating performance for a motion picture exhibitor’s operations because they provide measures of core operations.

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. As of June 30, 2013, the Company had 245 theatres with 2,476 screens in 35 states, with a digital footprint of 2,373 screens, including 227 locations with 940 screens also equipped for 3-D. The circuit includes 19 “Big D” large format digital experience auditoriums, featuring state-of-the-art equipment and luxurious amenities, as well as 7 IMAX® auditoriums. As “America’s Hometown Theatre Chain,” Carmike’s primary focus is small to mid-sized community locations.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding box office performance, circuit expansion, second quarter performance, the upcoming film slate, future interest expense, additional acquisition opportunities, and additional operating gains. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement and the indenture governing our 7.375% Senior Secured Notes due 2019; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2012, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Robert Rinderman or Jennifer Neuman	Richard B. Hare
JCIR – Investor Relations/Corporate Communications	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

CARMIKE CINEMAS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Admissions	$107,825	$86,434	$189,348	$169,125
Concessions and other	62,648	49,099	111,219	96,375

Total operating revenues	170,473	135,533	300,567	265,500

Operating costs and expenses:
Film exhibition costs	61,141	48,254	104,405	91,497
Concession costs	7,730	5,481	13,699	11,048
Other theatre operating costs	61,768	52,290	119,728	104,421
Lease termination charges	—	—	3,063	—
General and administrative expenses	6,032	5,174	12,047	10,174
Severance agreement charges	—	493	—	493
Depreciation and amortization	10,251	7,737	20,483	15,504
(Gain) loss on sale of property and equipment	(21)	—	59	248
Impairment of long-lived assets	207	50	411	1,536

Total operating costs and expenses	147,108	119,479	273,895	234,921

Operating income	23,365	16,054	26,672	30,579
Interest expense	12,346	8,611	24,645	16,874
Loss on extinguishment of debt	—	4,961	—	4,961

Income before income tax and loss (income) from unconsolidated affiliates	11,019	2,482	2,027	8,744
Income tax expense	4,755	912	459	3,320
Income (loss) from unconsolidated affiliates	352	(448)	(663)	(992)

Income from continuing operations	6,616	1,122	905	4,432
Income (loss) from discontinued operations	61	76	(11)	(3)

Net income	$6,677	$1,198	$894	$4,429

Weighted average shares outstanding:
Basic	17,598	16,963	17,573	14,894
Diluted	18,068	17,364	18,033	15,147
Net income per common share (Basic):
Income from continuing operations	$0.38	$0.07	$0.05	$0.30
Income from discontinued operations, net of tax	—	—	—	—

Net income per common share	$0.38	$0.07	$0.05	$0.30

Net income per common share (Diluted):
Income from continuing operations	$0.37	$0.07	$0.05	$0.29
Income from discontinued operations, net of tax	—	—	—	—

Net income per common share	$0.37	$0.07	$0.05	$0.29

CARMIKE CINEMAS, INC. and SUBSIDIARIES

SUPPLEMENTARY NON-GAAP RECONCILIATIONS

THEATRE LEVEL CASH FLOW AND ADJUSTED EBITDA

(Unaudited) ($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$6,677	$1,198	$894	$4,429
Income tax expense	4,755	912	459	3,320
Interest expense	12,346	8,611	24,645	16,874
Depreciation and amortization	10,251	7,737	20,483	15,504

EBITDA	$34,029	$18,458	$46,481	$40,127
(Income) loss from unconsolidated affiliates	(352)	448	663	992
(Income) loss from discontinued operations	(61)	(76)	11	3
(Gain) loss on sale of property and equipment	(21)	—	59	248
Impairment of long-lived assets	207	50	411	1,536
Loss on extinguishment of debt	—	4,961	—	4,961
Lease termination charges	—	—	3,063	—
Severance agreement charges	—	493	—	493
Merger and acquisition-related expenses	216	—	747	—

Adjusted EBITDA	$34,018	$24,334	$51,435	$48,360

General and administrative expenses(1)	5,816	5,174	11,300	10,174

Theatre level cash flow	$39,834	$29,508	$62,735	$58,534

(1)	Excludes merger and acquisition-related expenses for the three and six months ended June 30, 2013.

TOTAL DEBT AND NET DEBT (Unaudited)

($ in thousands)

	June 30, 2013	Dec. 31, 2012
Current maturities of capital leases and long-term financing obligations	$4,750	$4,422
Long-term debt	209,583	209,548
Capital leases and long-term financing obligations, less current maturities	218,655	220,725

Total debt	$432,988	$434,695
Less cash and cash equivalents	(83,736)	(68,531)

Net debt	$349,252	$366,164

ADJUSTED NET INCOME (Unaudited)

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$6,677	$1,198	$894	$4,429
Impairment of long-lived assets	207	50	411	1,536
(Gain) loss on sale of property and equipment	(21)	—	59	248
Loss on extinguishment of debt	—	4,061	—	4,061

Lease termination charges	—	—	3,063	—

Merger and acquisition-related expenses	216	—	747	—
Tax effect of adjustments to net income(1)	(167)	(1,624)	(1,776)	(2,309)

Adjusted net income	$6,912	$3,685	$3,398	$7,965

Weighted average shares outstanding (basic)	17,598	16,963	17,573	14,894
Weighted average shares outstanding (diluted)	18,068	17,364	18,033	15,147
Adjusted net income per share (basic)	$0.39	$0.22	$0.19	$0.53
Adjusted net income per share (diluted)	$0.38	$0.21	$0.19	$0.53

(1)	Adjustments to net income for the three and six months ended June 30, 2013 and 2012 are shown net of tax effect of 41.5% and 39.5%, respectively, which represents the estimated combined federal and state tax rates.

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